CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 811-21549 and Pre-Effective Amendment No. 1 to Registration Statement No. 333-120853 of Energy Income and Growth Fund on Form N-2, of our report dated January 19, 2005, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 20, 2005